Exhibit 21

Certain Subsidiaries of Textron Inc.*

(Unless indicated otherwise, all entities listed are wholly-owned.)

* Other subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, are omitted from this list.

Name	Jurisdiction
TEXTRON INC.	Delaware
Avco Corporation	Delaware
Avco Rhode Island (2002) Inc.	Delaware
Christine Realty Co., Inc.	Pennsylvania
Overwatch Systems, Ltd.	Delaware
Medical Numerics, Inc.	Virginia
Textron Systems Corporation	Delaware
Textron Systems Rhode Island (2001) Inc.	Delaware
United Industrial Corporation	Delaware
AAI Corporation	Maryland
AAI Aerosonde Pty Ltd.	Australia
Aerosonde Pty Ltd.	Australia
AAI Services Corporation	Maryland
ESL Defence (Holdings) Ltd.	England
ESL Defence Limited	England
Bell Helicopter Textron Inc.	Delaware
Aeronautical Accessories, LLC	Tennessee
Bell Helicopter Rhode Island Inc.	Delaware
Bell Helicopter Services Inc.	Delaware
Bell Helicopter Asia (Pte) Ltd.	Singapore
Bell Helicopter do Brasil Ltda. (99.99%; 0.01% - Bell Helicopter Textron Inc.; inactive)	Brazil
Bell Helicopter India Inc.	Delaware
Bell Helicopter Korea Inc.	Delaware
Bell Technical Services Inc.	Delaware
McTurbine Inc.	Texas
SkyBOOKS Inc.	Delaware
Cadillac Gage Textron Inc.	Michigan
Cessna Aircraft Company	Kansas
Cessna Aircraft Rhode Island Inc.	Delaware
Cessna ServiceDirect L.L.C.	Kansas
CitationShares Sales, Inc.	Delaware
CitationShares Management, L.L.C.	Delaware
Greenlee Textron Inc.	Delaware
Greenlee Plumbing Inc.	Delaware
Kautex Inc.	Delaware
McCord Corporation	Michigan
Kautex of Georgia Inc.	Massachusetts
Mechtronix Textron Canada Inc.	Ontario
Textron Airland, LLC (80%; 20%-Airland Enterprises, LLC)	Delaware
Textron Atlantic LLC	Delaware
E-Z-GO Canada Limited	Canada
Kautex Poland Sp. z.o.o	Poland
Kautex Textron India Pvt. Ltd. (liquidation in process)	India
Klauke Handelsgesellschaft m.b.H.	Austria
Textron Acquisition Limited	England
Ransomes Investment LLC	Delaware
Ransomes America Corporation	Delaware
Cushman Inc.	Delaware
Ransomes Inc.	Wisconsin
STE Holding Inc.	Wisconsin
Ransomes Limited	England
Ransomes Jacobsen Limited	England
Ransomes Pensions Trustee Company Limited	England
Ransomes Property Developments Limited	England

Name	Jurisdiction
Ransomes Limited(continued from prior page)	England
Ransomes Property Developments Limited (continued from prior page)	England
Textron Limited	England
Kautex Textron (UK) Limited	England
Textron UK Pension Trustee Ltd.	England
Textron International Holding, S.L.	Spain
Bell Helicopter Supply Center B.V.	Netherlands
Bell Helicopter Textron Canada Limited/Limitée	Canada
Bell Helicopter Canada International Inc.	Canada
Kautex Textron CVS Limited	England
Kautex Textron Ibérica, S.L.	Spain
Kautex Textron do Brasil Ltda. (99.9%; 1 share - Textron International Holding, S.L.)	Brazil
Kautex Textron Portugal – Produtos Plasticos, Ldas.	Portugal
Textron Capital B.V.	Netherlands
Kautex Textron GmbH & Co. K.G. (94.82%; 5.18% - Textron International Holding, S.L.)	Germany
Gustav Klauke GmbH (94.9%; 5.1% - Textron International Holding, S.L.)	Germany
Kautex (Changchun) Plastics Technology Co., Ltd.	PRC
Textron Germany Holding GmbH	Germany
Kautex Corporation	Nova Scotia
Kautex Textron Benelux B.V.B.A. (99.9%; 1 share – Kautex Textron Ibérica, S.L.)	Belgium
Kautex Textron Bohemia spol. s.r.o.	Czech Republic
Kautex Textron Italia S.r.l. (95%; 5% - Kautex Textron Ibérica, S.L.)	Italy
Kautex Japan KK	Japan
Kautex Shanghai GmbH	Germany
Kautex (Guangzhou) Plastic Technology Co., Ltd.	PRC
Kautex (Shanghai) Plastic Products Co. Ltd.	PRC
Kautex (Shanghai) Plastic Technology Co., Ltd.	PRC
Kautex Textron de Mexico, S. de R.L. de C.V. (99.98%; 0.02% - Textron International Holding, S.L.)	Mexico
Kautex Textron Management Services Company de Puebla, S. de R.L. de C.V. (98%; 2% - Textron International Holding, S.L.)	Mexico
Textron China Holdings S.R.L. (99.9576%; 0.04244% - Textron International Holding, S.L.)	Barbados
Textron Trading (Shanghai) Co., Ltd.	PRC
Textron France Holding S.A.R.L. (99.9%; 1 share – Textron France E.U.R.L.)	France
Cessna Citation European Service Center S.A.S. (99.9%; 1 share – Textron France E.U.R.L.)	France
Textron France E.U.R.L.	France
Ransomes Jacobsen France S.A.S.	France
Textron Verwaltungs-GmbH	Germany
Textron China Inc.	Delaware
Textron Communications Inc.	Delaware
Textron Far East Pte. Ltd.	Singapore
Textron India Private Limited (99.9%; 1 share – Textron Inc.)	India
Textron Fastening Systems Inc.	Delaware
Textron Financial Corporation	Delaware
Cessna Finance Corporation	Kansas
Textron Aviation Finance Corporation	Delaware
Cessna Finance Export Corporation	Delaware
Textron Financial Corporation Receivables Trust 2002-CP-2	Delaware
Textron Fluid and Power Inc.	Delaware
Textron Global Services Inc.	Delaware
Textron International Inc.	Delaware
Textron IPMP Inc.	Delaware
Textron Innovations Inc.	Delaware
Textron Management Services Inc.	Delaware
Textron Realty Corporation	Delaware
Textron Rhode Island Inc.	Delaware
Textron Systems Canada Inc.	Ontario
Opto-Electronics Inc.	Ontario
TRAK International, Inc.	Delaware
Turbine Engine Components Textron (Newington Operations) Inc.	Connecticut
Westminster Insurance Company	Vermont